Exhibit 99.2
MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
     The following table reconciles Adjusted EBITDA with MedCath’s income from continuing operations before income taxes and discontinued operations for the three months and twelve months ended September 30, 2006 and 2005.

	Three Months Ended September 30,
	Preliminary 2006 range		Actual 2005
	(in millions)

Income from continuing operations before income taxes and discontinued operations	$7.2	$7.7	$0.2
Add:
Minority interest share of	3.3	3.1	3.6
earnings of consolidated subsidiaries Total other expenses, net	5.0	5.1	8.2
Depreciation and Amortization	9.1	9.1	10.0
Share-based compensation expense	0.8	0.8	1.5

Adjusted EBITDA	$25.4	$25.8	$23.5

	Twelve Months Ended September 30,
	Preliminary 2006 range		Actual 2005
	(in millions)

Income from continuing operations before income taxes and discontinued operations	$11.0	$11.5	$13.3
Add:
Minority interest share of	15.7	15.5	16.0
earnings of consolidated subsidiaries Total other expenses, net	20.9	21.0	27.4
Depreciation and Amortization	35.8	35.8	36.0
Share-based compensation expense	13.2	13.2	1.5

Adjusted EBITDA	$96.6	$97.0	$94.2